Exhibit 1(x)

BLACKROCK MUNICIPAL BOND FUND, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK MUNICIPAL BOND FUND, INC. (hereinafter referred to as the “Corporation”), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue Six Billion Four Hundred Seventy-Five Million (6,475,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock National Municipal Fund
Investor A Common Stock	375,000,000
Investor B Common Stock	375,000,000
Investor B1 Common Stock	375,000,000
Investor C Common Stock	375,000,000
Investor C1 Common Stock	375,000,000
Institutional Common Stock	375,000,000
BlackRock Common Stock	375,000,000
Service Common Stock	375,000,000

BlackRock Short-Term Municipal Fund
Investor A Common Stock	150,000,000
Investor A1 Common Stock	150,000,000
Investor B Common Stock	150,000,000
Investor C Common Stock	150,000,000
Institutional Common Stock	150,000,000
Class K Common Stock	150,000,000
Service Common Stock	150,000,000

BlackRock High Yield Municipal Fund
Investor A Common Stock	100,000,000
Investor C Common Stock	100,000,000
Institutional Common Stock	100,000,000

Common Stock	2,125,000,000

Total: 6,475,000,000

All shares of all classes of capital stock of the Corporation have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Six Hundred Forty-Seven Million Five Hundred Thousand Dollars ($647,500,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby reclassifies Eight Hundred Fifty Million (850,000,000) authorized but unissued shares of Common Stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock National Municipal Fund
Investor A Common Stock	425,000,000
Institutional Common Stock	425,000,000

THIRD: After the reclassification of authorized but unissued shares of capital stock of the Corporation as set forth herein, the Corporation will have the authority to issue Six Billion Four Hundred Seventy-Five Million (6,475,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock National Municipal Fund
Investor A Common Stock	800,000,000
Investor B Common Stock	375,000,000
Investor B1 Common Stock	375,000,000
Investor C Common Stock	375,000,000
Investor C1 Common Stock	375,000,000
Institutional Common Stock	800,000,000
BlackRock Common Stock	375,000,000
Service Common Stock	375,000,000

BlackRock Short-Term Municipal Fund
Investor A Common Stock	150,000,000
Investor A1 Common Stock	150,000,000
Investor B Common Stock	150,000,000
Investor C Common Stock	150,000,000
Institutional Common Stock	150,000,000
Class K Common Stock	150,000,000
Service Common Stock	150,000,000

BlackRock High Yield Municipal Fund
Investor A Common Stock	100,000,000
Investor C Common Stock	100,000,000
Institutional Common Stock	100,000,000

Common Stock	1,275,000,000

Total: 6,475,000,000

All shares of all classes of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of Six Hundred Forty-Seven Million Five Hundred Thousand Dollars ($647,500,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

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IN WITNESS WHEREOF, BLACKROCK MUNICIPAL BOND FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 6th day of June 2016.

ATTEST:	BLACKROCK MUNICIPAL BOND FUND, INC.

/s/ Ben Archibald	By:	/s/ Neal J. Andrews
Ben Archibald		Neal J. Andrews
Secretary		Chief Financial Officer